THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OR REDEMPTION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (I) A REGISTRATION STATEMENT REGISTERING SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR (III) SUCH SECURITIES ARE SOLD PURSUANT TO RULE 144 OR RULE 144A.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THE SECURITY ON PUBLIC MARKETS IN CANADA BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE  DATE OF ISSUANCE OF THIS WARRANT.

 WARRANT TO PURCHASE COMMON STOCK
of
BONTAN CORPORATION INC.

THIS CERTIFIES that ALLIED VENTURES INCORPORATED, a Belize corporation, or any subsequent holder hereof (“Holder”) has the right to purchase from BONTAN CORPORATION INC., an Ontario corporation (the “Company”), up to Two Million (2,000,000) fully paid and nonassessable shares of the Company’s common stock (“Common Stock”), subject to adjustment as provided herein, at a price of US$0.35 per share, subject to adjustment as provided herein, at any time during the Term (as defined below).  The shares of Common Stock for which this Warrant is exercisable, as the same may be adjusted pursuant hereto, are referred to herein as the “Shares,” and the per share exercise price for the Shares, as the same may be adjusted pursuant hereto, is referred to herein as the “Exercise Price.”

By accepting this Warrant to Purchase Common Stock of the Company (this “Warrant” or this “Agreement”), Holder agrees that its rights hereunder shall be held subject to all of the terms, conditions, limitations and provisions set forth herein.

1.  Date of Issuance and Term.

This Warrant shall be deemed to be issued on November 14, 2009 (the “Date of Issuance”). The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m. Eastern time on the fifth (5th) anniversary thereof (the “Term”).

 2.  Mechanics of Exercise.

(a)           Manner of Exercise.  This Warrant may be exercised, in whole or in part, at any time during the Term by delivery to the Company, by facsimile, electronic mail or overnight courier in accordance with Section 10(g), of a duly completed and executed Exercise Form in substantially the form attached hereto as Exhibit A (the “Exercise Form”), and within three (3) Trading Days thereafter, payment in full of the Exercise Price (which may be satisfied by a Cash Exercise or a Cashless Exercise, as each is defined below) for each Share as to which this Warrant is exercised (the “Aggregate Exercise Price”).  Notwithstanding anything herein to the contrary, Holder shall not be required to physically surrender this Warrant to the Company until Holder has purchased all of the Shares available hereunder and this Warrant has been exercised in full, in which case, Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Exercise Form is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the total number of Shares thereafter purchasable hereunder by an amount equal to the aggregate number of Shares so purchased. Holder and the Company shall maintain records showing the number of Shares purchased and the dates of such purchases.

(b)           Payment of Exercise Price.  Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

(i)  Cash Exercise:  Holder may pay the Exercise Price in cash, bank or cashier’s check, or by wire transfer (a “Cash Exercise”); or

(ii)  Cashless Exercise: Holder may convert this Warrant, in whole or in part, into a number of Shares determined using the following formula (a “Cashless Exercise”):

X = Y (A-B)/A

where:	X = the number of Shares to be issued to Holder.
Y = the number of Shares for which this Warrant is being exercised
A = the Market Price of one (1) share of Common Stock
B = the Exercise Price

For purposes of this Agreement, “Market Price,” as of any date, means the average Volume Weighted Average Price (as defined below) of the Common Stock over the five (5) consecutive Trading Day period immediately preceding the date in question, and the “Volume Weighted Average Price” as of any date means the volume weighted average sale price of the Common Stock on the principal securities exchange or trading market where such security is listed or traded (the “Trading Market”) as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to Holder and the Company (“Bloomberg”), or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or in the “pink sheets” by the National Quotation Bureau, Inc.  If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the Volume Weighted Average Price shall be the fair market value as mutually determined by Holder and the Company.

For purposes of Rule 144 of the Securities Act and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant pursuant to a Cashless Exercise shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant pursuant to a Cashless Exercise shall be deemed to have commenced on the date this Warrant was issued.

    (c)           Date of Exercise. The “Date of Exercise” of all or any portion of this Warrant shall be the first (1st) date on which both the Exercise Form and the Aggregate Exercise Price with respect to such exercise shall have been delivered to the Company.  In the case of a Cashless Exercise, the Aggregate Exercise Price for the Shares being issued upon such Cashless Exercise shall be deemed to have been delivered and paid in full upon Holder’s delivery of the Exercise Form properly electing such Cashless Exercise. Holder shall be deemed for all corporate purposes to have become the holder of record of the Shares with respect to which this Warrant has been exercised (the “Exercise Shares”) as of the applicable Date of Exercise, irrespective of the date such Exercise Shares are credited to Holder’s Depository Trust Company (“DTC”) account or the date of delivery of certificates evidencing such Exercise Shares, as the case may be.

(d)           Delivery of Shares Upon Exercise. Within ten (10) Trading Days after the Date of Exercise (the “Delivery Period”), the Company shall issue and deliver, or cause its transfer agent (the “Transfer Agent”) to issue and deliver, the Exercise Shares (and the certificates evidencing the same) to Holder by crediting Holder’s prime broker account with the DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by delivering to Holder one (1) or more physical stock certificates evidencing the Exercise Shares. The Company shall, at its own cost and expense, take all reasonable steps, to ensure such delivery, including obtaining and delivering an opinion of counsel, to assure that the Transfer Agent shall issue stock certificates representing the Exercise Shares in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations as specified by Holder. The Company warrants that no instructions contrary to these instructions have been, or will be given, to the Transfer Agent and that, provided that at least one (1) of the Unrestricted Conditions (as defined below) is met and unless waived by Holder, the Exercise Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Exercise Shares.

(e)           Delivery Failure.  In addition to any other remedies which may be available to Holder, in the event that the Company fails for any reason to effect delivery of the Exercise Shares by the end of the Delivery Period, Holder will be entitled to rescind all or any part of the applicable exercise of this Warrant, by delivering a notice to such effect to the Company, whereupon the Company and Holder shall each be restored to their respective positions immediately prior to the delivery of the Exercise Form applicable to such exercise to the extent of such rescission.

(f)           Buy-In.  In addition to any other rights available to Holder, if the Company fails to transmit or to cause its Transfer Agent to credit Holder’s DTC account or otherwise transmit to Holder a certificate or certificates representing the Exercise Shares on or before the expiration of the Delivery Period (other than a failure caused by any incorrect or incomplete information provided by Holder to the Company hereunder or the negligence of the Transfer Agent), and if after such date Holder is required by its broker to purchase (in an open market transaction or otherwise) or Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by Holder of the Exercise Shares that Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall: (1) pay in cash to Holder the amount by which (x) Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to Holder in connection with the exercise at issue, times (B) the price at which the sell order giving rise to such purchase obligation was executed; and (2) at the option of Holder, either (a) reinstate the portion of the Warrant and equivalent number of Shares for which such exercise was not honored or (b) deliver to Holder certificate(s) representing the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise to cover the sale of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under subsection (1) of the immediately preceding sentence, the Company shall be required to pay Holder $1,000. Holder shall provide the Company written notice indicating the amounts payable to Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely credit Holder’s DTC account or otherwise deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

3.  Registration of Shares.

(a)           Registration.  All Shares issuable hereunder shall, prior to such issuance, be registered by the Company pursuant to an effective registration statement (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”). No later than sixty (60) days following the Date of Issuance, the Company shall file a Registration Statement with the SEC covering the maximum number of Shares issuable hereunder. To the extent that any Shares issuable hereunder are not otherwise covered by an effective Registration Statement, the Company agrees that, promptly following any request therefor from Holder, it shall prepare and file with the SEC a Registration Statement covering such Shares. The Company shall use its best efforts to cause any Registration Statement required to be filed by it pursuant hereto to become effective as soon as possible after such filing and to remain effective so long as any Shares are issuable hereunder.  Notwithstanding anything to the contrary herein, the Company may delay or suspend the effectiveness of a Registration Statement or the use of any prospectus forming a part of a Registration Statement due to the non-disclosure of material, non-public information concerning Company, the disclosure of which at the time would, in the good faith opinion of the Company’s Board of Directors after consultation with counsel, result in a material adverse effect on the Company, provided that no such periods of delay shall individually exceed seventy-five (75) days or in the aggregate exceed seventy-five (75)  days during any twelve (12)-month period.

(b)           Failure to Register.  In the event the Registration Statement has not been filed with the SEC within sixty (60) days following the Date of Issuance, or such Registration Statement is not declared effective prior to the date that is nine (9) months following the Date of Issuance, then, in each case,  on the date of such failure, the number of Shares for which this Warrant is then exercisable shall be increased by two percent (2.0%).  In addition, for each subsequent thirty (30) day period during which the Registration Statement is not filed or effective (whether or not the Registration Statement had previously been declared effective) for any reason, the number of Shares for which this Warrant is then exercisable shall be increased by one percent (1.0%).  Notwithstanding the foregoing, in no event shall the total number of Shares for which this Warrant is exercisable exceed 2,200,000 (provided that such number shall be adjusted to account for any adjustment to the number of Shares purchasable hereunder pursuant hereto, including pursuant to Section 5 hereof).

(c)           Information by Holder.  The Holder shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request and as shall be reasonably required in connection with any registration referred to in Section 3(a).

4.  Restrictive Legends

(a)           Restrictive Legend. Holder understands that until such time as this Warrant or the Exercise Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 of the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Warrant and the Exercise Shares, as applicable, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (I) A REGISTRATION STATEMENT REGISTERING SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR (III) SUCH SECURITIES ARE SOLD PURSUANT TO RULE 144 OR RULE 144A.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THE SECURITY ON PUBLIC MARKETS IN CANADA BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE DATE OF ISSUANCE OF THIS WARRANT.”

(b)           Removal of Restrictive Legends.  The certificates evidencing the Exercise Shares shall not contain any legend restricting the transfer thereof: (i) while a registration statement covering the resale of such Exercise Shares is effective under the Securities Act (provided that, if the Holder is selling pursuant to such registration statement, the Holder agrees to only sell such Exercise Shares during such time that such registration statement is effective and not withdrawn or suspended) or, (ii) following any sale of such Exercise Shares pursuant to Rule 144 of the Securities Act (if the Holder is not an Affiliate of the Company), or (iii) if such Exercise Shares are eligible for sale under Rule 144(b)(1)(i) of the Securities Act, or (iv)  if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) and the Company shall have received an opinion of counsel of Holder, satisfactory to the Company, to such effect (collectively, the “Unrestricted Conditions”).  If any of the Unrestricted Conditions is met at the time of issuance of any Exercise Shares, then such Exercise Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such other time as any of the Unrestricted Conditions is met or a restrictive legend is otherwise no longer required, it will, no later than ten (10) Trading Days following the delivery by Holder to the Company or the Transfer Agent of a certificate representing Exercise Shares and issued with or containing a restrictive legend, deliver or cause to be delivered to Holder a certificate (or electronic transfer) representing such Exercise Shares that is free from all restrictive and other legends. For purposes hereof, “Effective Date” shall mean the date that a Registration Statement covering the Exercise Shares shall have been declared effective by the SEC.

5.  Notice; Adjustments Upon Certain Events.

(a)           Notice.  Holder, as the holder of this Warrant, shall be entitled to receive  notice of all matters as to which the holders of Common Stock are entitled to, or otherwise do, receive notice concurrently with the notice provided to the holders of the Common Stock.

(b)           Subsequent Equity Sales.  If the Company, at any time while this Warrant is outstanding, shall issue or sell, or shall grant any warrant, option or other right to purchase or otherwise acquire, any Common Stock or any security convertible into, or exercisable or exchangeable for, with or without consideration, any Common Stock (any such warrant, option, right or security (other than the Common Stock) a “Convertible Security”), at an Effective Price (as defined below) that is less than the Exercise Price, or if the holder of any Common Stock or Convertible Securities shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices, or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an Effective Price that is less than the Exercise Price (any such sale, issuance, grant, adjustment or reset, a “Dilutive Issuance”), which adjustment or reset shall, for the purposes hereof, be deemed to be an issuance of the number of shares of Common Stock or Convertible Securities so effected as of the date of such reset or adjustment, then

    (i) the Exercise Price shall be reduced (and only reduced) by multiplying the Exercise Price by a fraction, the numerator of which is the sum of (A) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance, plus (B) the total number of shares of Common Stock issuable (prior to giving effect to any adjustment required by in connection with such Dilutive Issuance) upon the exercise or conversion of Convertible Securities outstanding immediately prior to the Dilutive Issuance and with an Effective Price (prior to giving effect to any adjustment required by in connection with such Dilutive Issuance) that is less than the Effective Price of the security or securities being offered in the Dilutive Issuance, plus (C) the number of shares of Common Stock that the Aggregate Consideration (as defined below) received or deemed received by the Company in connection with the Dilutive Issuance would purchase at the Exercise Price (prior to giving effect to the adjustment required by this Section 5(b) in connection with such Dilutive Issuance), and the denominator of which shall be the sum of (X) the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus (Y) the total number of shares of Common Stock issuable  (prior to giving effect to any adjustment required by in connection with such Dilutive Issuance) upon the exercise or conversion of Convertible Securities outstanding immediately prior to the Dilutive Issuance and with an Effective Price (prior to giving effect to any adjustment required by in connection with such Dilutive Issuance) that is less than the Effective Price of the security or securities being offered in the Dilutive Issuance, plus (Z) the number of shares of Common Stock issued or deemed issued in connection with the Dilutive Issuance; and

(ii)  the number of Shares issuable hereunder shall be increased such that the Aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the Aggregate Exercise Price prior to such adjustment.  Such adjustment shall be made whenever such Common Stock or Convertible Securities are issued or deemed issued.

The Company shall notify Holder in writing of any Dilutive Issuance, no later than the Trading Day following such Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price or conversion price, as applicable, and any other pricing terms (such notice the “Dilutive Issuance Notice”), and stating therein the number of Shares then purchasable hereunder and the Exercise Price therefor, as calculated in accordance with this Section 5(b).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance, Holder shall be entitled to purchase, upon exercise of this Warrant, the number of Shares determined and at the Exercise Price calculated in accordance with this Section 5(b).

For the purpose of making any adjustment required by this Section 5(b), the aggregate consideration received by the Company for any issue or sale of Common Stock or Convertible Securities (the “Aggregate Consideration”) shall be the sum or all consideration received or deemed received by the Company determined as follows: (i) to the extent such consideration consists of cash, the gross amount of such cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (ii) to the extent such consideration consists of property other than cash, the fair value of that property as determined in good faith by the Company’s Board of Directors, (iii) if Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for consideration that covers both, the portion of the consideration so received or deemed received that may be reasonably determined in good faith by the Company’s Board of Directors to be allocable to such Common Stock or Convertible Securities, and (iv) if the Company issues or sells Convertible Securities, the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Convertible Securities plus the minimum amounts of consideration, if any, payable to the Company upon the exercise or conversion of such Convertible Securities in full; provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.  If the minimum amounts of consideration payable to the Company upon the exercise or conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amounts of consideration payable to the Company upon the exercise or conversion of such Convertible Securities is subsequently increased, the Effective Price shall again be recalculated using the increased minimum amounts of consideration payable to the Company upon the exercise or conversion of such Convertible Securities. No further adjustment to the number of Shares purchasable hereunder or the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock upon the exercise or conversion of Convertible Securities.

The “Effective Price” of Common Stock shall mean the quotient determined by dividing the total number of shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(b), into the Aggregate Consideration received, or deemed to have been received by the Company for such issuance under this Section 5(b), for such shares of Common Stock.  In the event that the number of shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

Notwithstanding the foregoing, no adjustment shall be made under this Section 5(b) in respect of shares of Common Stock issued or issuable (i) to officers, directors, employees of, or consultants to, the Company, pursuant to a stock option or purchase plan or agreements on terms approved by the Company’s Board of Directors, (ii) upon exercise of options or warrants outstanding on the date hereof, (iii) as consideration  in a merger, consolidation, acquisition or similar business combination that is approved by the Company’s Board of Directors, (iv) pursuant to a borrowing or commercial financing arrangement with parties not affiliated with the Company that is approved by the Company’s Board of Directors, or (v) pursuant to that certain Contribution and Assignment Agreement dated as of November 14, 2009 (the “Contribution Agreement”) among the Holder, the Company, International Three Crown Petroleum LLC and Israel Petroleum Company, Limited, but, for the avoidance of doubt, excluding any securities issued in the connection with the Financings (as defined in the Contribution Agreement) contemplated thereby.

    (c)           Stock Split, Stock Divided, Recapitalization or Reclassification.  If the Company shall at any time issue a stock dividend or effect a stock split, recapitalization, reclassification or other similar transaction of such character that additional shares of Common Stock shall be issued to the Holders of Common Stock for no consideration or the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares of Common Stock, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of outstanding shares of Common Stock (calculated on a fully diluted basis) by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(c).

(d)           Fundamental Transaction.  If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities (other than Common Stock of the Company), cash or property (any such case, a “Fundamental Transaction”), then, Holder shall have the right, upon any subsequent exercise of this Warrant, to receive, for each Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then Holder shall be given, the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  The Company shall give Holder the same notice it provides to holders of Common Stock of any Fundamental Transaction, but in no event shall the Company provide Holder such notice later than fifteen (15) days prior to the consummation of the Fundamental Transaction.

(e)           Fundamental Transaction Agreements.  To the extent necessary to give effect to Holder’s rights hereunder, any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring the successor to the Company or the surviving entity in such Fundamental Transaction, as applicable, to give effect to, and to comply with, the provisions of this Agreement, and any such successor or surviving entity shall issue to Holder a new warrant consistent with this Agreement and evidencing Holder’s right to exercise such warrant into Alternate Consideration and ensuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(f)           Notice of Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon exercise of this Warrant, become entitled to receive a different number Shares and/or any other securities, property or assets, or if the Exercise Price shall be adjusted, then, (i) the Company shall promptly mail to Holder a notice (an “Adjustment Notice”) setting forth the number of Shares and/or any other securities, property or assets, and the Exercise Price, after giving effect to such adjustment and setting forth a statement of the facts requiring such adjustment, and (ii) wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets, and references to Exercise Price shall be deemed to refer to the adjusted Exercise Price; and thereafter the number of such shares and/or other securities or assets, and the Exercise Price, shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Agreement. The Company shall, upon the written request at any time of Holder, furnish to such Holder a like Warrant (a “Replacement Warrant”) setting forth (A) such adjustment or readjustment, (B) the Exercise Price at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon exercise of the Warrant.  For the avoidance of doubt, the adjustments provided for herein shall be given effect whether or not the Company provides an Adjustment Notice and whether or not Holder requests a Replacement Warrant.

6. Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant. If, on exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the next higher whole number of shares.

7.  Transfer of Warrant.

(a)           Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 7(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new warrant or warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

(b)           New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new warrants are to be issued, signed by Holder or its agent or attorney.  Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new warrant or warrants in exchange for this Warrant and/or any other warrants to be divided or combined in accordance with such notice.

(c)           Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to Holder, and for all other purposes, absent actual notice to the contrary.

(d)           Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant to any person or entity that is not an Affiliate of the transferor, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) of the Securities Act.

8.  No Circumvention.

The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be reasonably required to protect the rights of Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

9.  Dispute Resolution.

If Holder and the Company shall disagree as to the determination of the closing price or the Volume Weighted Average Price of the Common Stock or the calculation of the Exercise Price, the Aggregate Exercise Price or the Market Price, Holder and the Company shall cooperate in good faith in an attempt to agree upon such determination or calculation.  If Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days, then the Company shall promptly submit the disputed items to an independent, reputable investment bank or an independent, reputable outside accountant selected by the Company and approved by Holder, which approval shall not be unreasonably withheld, to make the disputed determination or calculation, and the Company shall use its best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error, and the Company and Holder shall each pay one-half of the fees and costs of such investment bank or accountant.

10.  Miscellaneous.

(a)           No Rights as Shareholder Until Exercise.  This Warrant does not entitle Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

(b)           Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to any Exercise Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such warrant or stock certificate, if mutilated, the Company will make and deliver a new warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such warrant or stock certificate.

(c)           Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)           Authorized Shares.  In addition to the requirements of Section 3, the Company covenants that during the Term, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Exercise Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

(e)           Governing Law; Jurisdiction.  This Agreement, and all questions concerning the construction, validity, enforcement and interpretation thereof, shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof or of any other jurisdiction to the extent that they would result in the application of the laws of any other jurisdiction.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts located in Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.

(f)           Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

    (g)           Notices.  All notices, requests, demands, claims, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile or electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their facsimile, number, e-mail address or physical address as set forth below or to such other facsimile number, e-mail address or physical address as subsequently modified by written notice given in accordance with this Section 10(g).

If to Holder: Allied Ventures Incorporated __________________________ __________________________ Attn: _____________________ Fax: __________________________ E-Mail: ________________________	If to the Company: Bontan Corporation Inc. 47 Avenue Road, Suite 200, Toronto, Ontario, Canada M5R 2G3 Attn: Kam Shah Fax:416-361-6228 E-Mail: Kam@bontancorp.com

(h)           Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(i)           Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(j)           Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or the holder of any Exercise Shares.

(k)           Amendment
. This Warrant may be modified or amended or the provisions hereof waived with the written consent of Holder and the Company.

(l)           Severability
.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m)           Headings
. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

    (n)           Definitions.

(i)           “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

(ii)           “Business Day” means a day on which banks are open for business in The City of New York.

(iii)           “Trading Day” means any day on which the Common Sock is traded for at least two (2) hours on the Trading Market or, if the Common Stock is not so traded, then any Business Day.

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IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 14th day of November 2009.

BONTAN CORPORATION INC.

By:

Print Name:

Title:

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EXHIBIT A

EXERCISE FORM

TO: BONTAN CORPORATION, INC.

The undersigned hereby irrevocably exercises the right to purchase                      shares of Common Stock of BONTAN CORPORATION INC., an Ontario corporation (the “Company”), evidenced by the Warrant dated November 14, 2009 and issued by the Company to Allied Ventures Incorporated, a copy of which is attached hereto (the “Warrant”).

The undersigned is exercising the attached Warrant pursuant to:

☐  Cash Exercise                                                                ☐ Cashless Exercise

The undersigned hereby irrevocably directs that the said exercised shares be issued and delivered as follows:
Name(s) in Full	DWAC Account Number or Address(es) (include Postal/Zip Code)	Numbers(s) of Shares of Common Stock

(Please print in full the name in which certificates are to be issued.  If any of the securities are to be issued to a person or persons other than the undersigned, then the Transfer of Warrants form must be completed and the transferee and the undersigned must pay to the Company all eligible transfer taxes or other government charges.)

The undersigned requests that any stock certificates for such shares be issued free of any restrictive legend.

DATED ____________________

Witness or Signature Guarantee	Signature

Print Name

Address

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EXHIBIT B

TRANSFER OF WARRANT

(To be executed by the registered holder
desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase                      shares of the Common Stock of BONTAN CORPORATION INC., an Ontario corporation, evidenced by the Warrant and does hereby irrevocably constitute and appoint                      attorney to transfer the Warrant on the books of the Company, with full power of substitution in the premises.

The undersigned hereby certifies that the Warrant is being sold, assigned or transferred in accordance with all applicable securities laws.

Dated:
Signature

Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee (including zip code number)

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